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                                                 AMERIKING, INC.
                                               CALCULATION OF EPS
                                                                                    Dec. 30, 1997 to         Dec. 31, 1996 to
                                                                                 ---------------------------------------------
                                                                                     June 29, 1998            June 30, 1997
                                                                                 ---------------------------------------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                                   1,243,000                  419,000
Earnings available to stockholders
Dividends
  Preferred Stock                                                                          (225,000)                (225,000)
  Senior Preferred Stock                                                                 (2,262,000)              (2,002,000)
Amortization of issuance costs                                                              (60,000)                 (60,000)
                                                                                        -----------              -----------
Income (loss) before extraordinary item available to common stockholders                 (1,304,000)              (1,868,000)
Extraordinary item - loss from early extinguishment of debt (net of taxes)                        -                        -
                                                                                        -----------              -----------
Income (loss) available to common stockholders                                           (1,304,000)              (1,868,000)

Weighted average number of common shares                                                    902,992                  898,141
Dilutive effect of options and warrants                                                           -                        -
                                                                                        -----------              -----------
Weighted average number of common shares outstanding - basic                                902,992                  898,141

Net income (loss) per common share before extraordinary item - basic                          (1.44)                   (2.08)
Extraordinary item -  basic                                                                       -                        -
                                                                                        -----------              -----------
Net income (loss) per common share - basic                                                    (1.44)                   (2.08)

Net income (loss) per common share before extraordinary item - diluted                        (1.44)                   (2.08)
Extraordinary item - diluted                                                                      -                        -
                                                                                        -----------              -----------
Net income (loss) per common share - diluted                                                  (1.44)                   (2.08)

Weighted average number of common shares basic:
  Original shares                                                                           863,290                  863,290
  Option shares                                                                               9,702                    4,851
  Warrant shares                                                                                  -                        -
  Common stock units                                                                         30,000                   30,000
                                                                                        -----------              -----------
  Total                                                                                     902,992                  898,141

Weighted average number of common shares - diluted
  Original shares                                                                           863,290                  863,290
  Option shares                                                                               9,702                    4,851
  Warrant shares                                                                                  -                        -
  Common stock units                                                                         30,000                   30,000
                                                                                        -----------              -----------
  Total                                                                                     902,992                  898,141
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